                           [LETTERHEAD OF VENABLE LLP]

                                October 20, 2004

NorthStar Realty Finance Corp.
527 Madison Avenue, 16th Floor
New York, NY 10022

                  Re:      Registration Statement on Form S-11
                           -----------------------------------

Ladies and Gentlemen:

                  We have served as Maryland counsel to NorthStar Realty Finance
Corp., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company of up to 23,000,000 shares (including 3,000,000 subject to an over-allotment option) (the "Shares") of its common stock, par value $.01 per share (the
"Common Stock"), to be issued and sold in an initial public offering. The Shares are covered by the above-referenced Registration Statement, and all amendments thereto and the related form of prospectus included therein (collectively, the
"Registration Statement"), filed by the Company with the United States
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The Registration Statement;

                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland
(the "SDAT");

                  3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

                  4. A certificate of the SDAT as to the good standing of the
Company, dated as of a recent date;

                  5. Resolutions adopted by the Board of Directors of the
Company (the "Resolutions"), authorizing the registration, sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

NorthStar Realty Finance Corp.
October 20, 2004

                  6. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  7. Such other documents and matters as we have deemed
necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the
Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. All Documents submitted to us as originals are authentic.
The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the
Documents, by action or omission of the parties or otherwise.

                  5. The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership of shares of stock of the Company set forth in Article VII of the Charter.

                  Based upon the foregoing, and subject to the assumptions,
limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the SDAT.

NorthStar Realty Finance Corp.
October 20, 2004

                  2. The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the
Charter, the Registration Statement and the Resolutions, the Shares will be
(assuming that upon such issuance the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common
Stock authorized to be issued under the Charter) validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                  The opinion expressed herein is limited to the matters
specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for submission to the
Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the
1933 Act.

                                                     Very truly yours,

                                                     /s/ Venable LLP

43311-201147